Exhibit 3.6

AUDIT COMMITTEE CHARTER

Adopted by Resolution of the Board of Directors of
DTS, Inc.
February 23, 2006

I.              Purpose

The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of DTS, Inc. (the “Company”) is to oversee: the accounting and financial reporting processes and the integrity of the Company’s financial statements; the annual audit of the financial statements, including the qualifications, independence and performance of the independent accountants; the effectiveness of the Company’s system of internal controls over financial reporting; and the Company’s tax, legal, regulatory and ethical compliance. The Committee shall also review and approve related-party transactions (as defined by applicable law, including Securities and Exchange Commission (SEC) and Nasdaq rules).

The Committee shall also perform the other specific responsibilities assigned to it in this Charter or by the Board.

Management of the Company is responsible for financial reporting, accounting integrity, and the preparation of the financial statements of the Company in conformity with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily including some amounts based on management’s estimates and judgments. The independent accountants are responsible for expressing an opinion on the conformity of the financial statements, in all material respects, with accounting principles generally accepted in the United States of America. Nothing in this charter shall be interpreted as making the Committee or any member of the Committee responsible for the financial statements of the Company or the audit of the financial statements of the Company.

II.            Composition

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be “independent,” as that term is defined in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Exchange Act, shall not own or control 20% or more of the Company’s voting securities, and shall meet the independence and financial literacy requirements of Nasdaq. At least one member of the Committee shall be a “financial expert,” as that term is defined in the Regulations, and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.           Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee has the right to set its own agenda. The quarterly meetings shall include separate executive sessions with management, the independent accountants and the internal auditors to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately. The Committee shall maintain minutes of each meeting, shall report on a regular basis its activities to the Board and shall make such recommendations to the Board, as it deems appropriate.

IV.           Responsibilities

The Committee is charged by the Board with the responsibility to:

1.     Appoint and provide for the compensation of a “registered public accounting firm” (as that term is defined in Section 2(a) of the Sarbanes-Oxley Act of 2002) to serve as the Company’s independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

2.     Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor’s independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

3.     Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4.     Instruct management, the independent auditor and the internal auditor to advise the Committee if there are any subjects that require special attention or if any significant deficiencies or material weaknesses to the system of internal control over financial reporting are identified. Review with management and the independent auditor any material changes to the system of internal control over financial reporting.

5.     Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the auditors, and other material written communication between the auditors and management.

6.     Meet with management and the independent auditor, together and separately, to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal controls, including any special steps adopted in light of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting identified during the course of the annual audit, and the adequacy of disclosures about changes in internal control over financial reporting; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the Commission; and the appropriateness of the presentation of any pro forma financial information or non-GAAP financial measures included in any report filed with the Commission or in any public disclosure or release.

7.     Review and discuss with management and the independent auditor management’s report on internal control over financial reporting, and the independent auditor’s audit of the effectiveness of the Company’s internal control over financial reporting and its attestation report, prior to the filing of the Form 10-K.

8.     Review the management letter delivered by the independent auditor in connection with the audit.

9.     Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company’s annual report.

10.   Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to a member of the Committee that is a financial expert.

11.   Meet at least once each year in separate executive sessions with management, the internal auditor and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

12.   Have such direct and indirect interaction with management, including the Company’s chief financial officer and chief accounting officer, the independent auditor and the internal auditor as the Committee deems appropriate to discuss, among other things, the concept and design of the Company’s information and reporting systems and the steps management has taken to address significant issues concerning those matters, and significant financial risk exposures facing the Company and the steps management has taken to monitor and control such exposures.

13.   Review significant changes to the Company’s accounting principles and practices proposed by the independent auditor, the internal auditor or management.

14.   Review the scope and results of internal audits.

15.   Evaluate the performance of the internal auditor and, if so determined by the Committee, recommend replacement of the internal auditor.

16.   Obtain and review periodic reports on the internal auditor’s significant recommendations to management and management’s responses.

17.   Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

18.   Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

19.   At least annually, evaluate the performance of the Committee, review and reassess this Charter and, if appropriate, recommend changes to the Board.

20.   Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.

21.   Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.   Approve, in advance of their performance, all professional services to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may delegate to a designated member or members of the Committee the authority to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

23.   Review and approve, where appropriate, all related-party transactions.

V.            Authority

By adopting this Charter, the Board delegates to the Committee full and exclusive authority to:

1.     Perform each of the responsibilities of the Committee described above.

2.     Appoint a chair of the Committee, unless a chair is designated by the Board.

3.     Engage independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

4.     Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5.     Obtain advice and assistance from internal legal or other advisors.